EXHIBIT 10.2
NONQUALIFIED STOCK OPTION AGREEMENT
     This AGREEMENT (this “Agreement”) is made as of June 9, 2006 (the “Grant Date”) by and between HealthMarkets, Inc., a Delaware corporation (the “Company”), and Steven J. Shulman (“Optionee”). As a condition precedent to the Company’s grant of the Option (as defined in Section 2 of this Agreement) to Optionee, Optionee is executing and delivering a counterpart of the Stockholders’ Agreement and thereby agrees to be bound by the terms thereof.
     1. Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2006 Management Option Plan (the “Plan”). As used in this Agreement:
          (a) “Call Right” has the meaning specified in Section 8 of this Agreement.
          (b) “Company” has the meaning specified in the introductory paragraph of this Agreement.
          (c) “Compensation Committee” means the Executive Compensation Committee of the Board.
          (d) “Disability” shall mean the Optionee’s incapacity due to physical or mental illness to substantially perform his duties on a full-time basis for at least 26 consecutive weeks or an aggregate period in excess of 26 weeks in any one fiscal year, and within 30 days after a notice of termination is thereafter given by the Company, the Optionee shall not have returned to the full-time performance of the Optionee’s duties; provided, however, if the Optionee shall not agree with a determination to terminate his employment because of Disability, the question of the Optionee’s Disability shall be subject to the certification of a qualified medical doctor selected by the Company or its insurers and acceptable to the Optionee or, in the event of the Optionee’s incapacity to accept a doctor, the Optionee’s legal representative.
          (e) “Fair Market Value” shall have the meaning specified in the Stockholders Agreement.
          (f) “Grant Date” has the meaning specified in the introductory paragraph of this Agreement.
          (g) “Option” has the meaning specified in Section 2 of this Agreement.
          (h) “Optionee” has the meaning specified in the introductory paragraph of this Agreement.
          (i) “Option Price” has the meaning specified in Section 2 of this Agreement.
          (j) “Option Shares” has the meaning specified in Section 2 of this Agreement.
          (k) “Plan” has the meaning specified in Section 1 of this Agreement.

          (l) “Term Sheet” means the Stock Option Plan/Grant Term Sheet marked as “Exhibit B” to the Term Sheet by and between the Company and Optionee dated as of June 2, 2006.
          (m) “Termination for Cause” means the termination by the Company or any Subsidiary of Optionee’s service with the Company or any Subsidiary as a result of (i) the commission by Optionee of an act of gross negligence, willful misconduct, fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its affiliates or Subsidiaries, or the conviction of Optionee by a court of competent jurisdiction of, or a plea of guilty or nolo contendere to, any felony or any crime involving moral turpitude or any crime which reasonably could affect the reputation of the Company or the Optionee’s ability to perform the duties with the Company or any Subsidiary, (ii) the commission by Optionee of a material breach of any of his duties to the Company or any Subsidiary or his covenants in the Stockholders Agreement, which breach has not been remedied within 30 days of the delivery to the Optionee by the Board of written notice of the facts constituting the breach, and which breach if not cured, would have a material adverse effect on the Company, or (iii) the habitual and willful neglect by Optionee of his obligations or duties as a Director of the Company or any Subsidiary.
     2. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Optionee an option (the “Option”) to purchase 6,757 shares of the Company’s Class A-1 Common Stock (the “Option Shares”), subject to adjustment as set forth herein. The Option may be exercised from time to time in accordance with the terms of this Agreement. Subject to adjustment as hereinafter provided, all of the Option Shares may be purchased pursuant to this Option at an exercise price of $37.00 per share. The Option is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code, or any successor provision thereto.
     3. Term of Option. The term of the Option shall commence on the Grant Date and, unless earlier terminated in accordance with Section 7 hereof, shall expire ten (10) years from the Grant Date.
     4. Right to Exercise. Unless terminated as hereinafter provided, the Option shall become exercisable only as follows:
          (a) The Option shall become exercisable with respect to 20% of the Option Shares on each of the first five anniversaries of the Grant Date if Optionee remains in the continuous service as a Director of the Company or any Subsidiary as of each such date.
          (b) Notwithstanding the foregoing, (i) the Option granted hereby shall become immediately exercisable with respect to all of the Option Shares upon the occurrence of a Change of Control if Optionee remains in the continuous service as a Director of the Company or any Subsidiary until the date of the consummation of such Change of Control.
          (c) Optionee shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to Optionee upon the exercise of all or part of this Option.

     5. Option Nontransferable. Optionee may not transfer or assign all or any part of the Option other than by will or by the laws of descent and distribution. This Option may be exercised, during the lifetime of Optionee, only by Optionee, or in the event of Optionee’s legal incapacity, by Optionee’s guardian or legal representative acting on behalf of Optionee in a fiduciary capacity under state law and court supervision.
     6. Notice of Exercise; Payment.
          (a) To the extent then exercisable, the Option may be exercised in whole or in part by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares being purchased pursuant to an exercise of the Option must be tendered in full with the notice of exercise to the Company in one or a combination of the following methods as specified by Optionee in the notice of exercise: (i) cash in the form of currency or check or by wire transfer as directed by the Company, (ii) solely following an IPO or shares of the Company’s Class A-1 Common Stock otherwise being traded on an established securities market, through the surrender to the Company of shares of Class A-1 Common Stock owned by Optionee for at least six months as valued at their Fair Market Value on the date of exercise or (iii) through such other form of consideration as is deemed acceptable by the Board.
          (b) As soon as practicable upon the Company’s receipt of Optionee’s notice of exercise and payment, the Company shall direct the due issuance of the Option Shares so purchased.
          (c) As a further condition precedent to the exercise of this Option in whole or in part, Optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of Class A-1 Common Stock and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
     7. Termination of Agreement. The Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:
          (a) after Optionee’s termination of service as a Director of the Company and its Subsidiaries, the lesser of (i) ninety (90) calendar days following the Optionee’s date of termination or (ii) the remaining term of the Option;
          (b) The date of Optionee’s termination of service as a Director of the Company and its subsidiaries for Cause; or
          (c) Ten (10) years from the Grant Date.
     In the event that Optionee’s employment is terminated in the circumstances described in Section 7(b) hereof, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement and Optionee’s option will cease to be exercisable to the extent exercisable as of such termination and will not be or become exercisable after such termination. Upon the Optionee’s termination of service as Director of the Company, and, if applicable, its Subsidiaries, all Options which are not then exercisable shall immediately terminate.
     8. Call Right. Upon termination of Optionee’s service as a Director for any reason prior to an IPO, the Company will have the right to purchase (the “Call Right”) any Option Shares that Optionee received pursuant to the terms and conditions set forth in Article VI Call Rights of the Stockholders Agreement.
     9. Initial Public Offering. Option Shares acquired on exercise of any Option will be subject to the terms and conditions of the Stockholders’ Agreement. The Company and Optionee acknowledge that they will agree to provide the Company with the right to require Optionee and other executives of the Company or any Subsidiary to waive any registration rights with regard to such Option Shares upon an IPO, in which case the Company will implement an IPO bonus plan in cash, stock or additional options to compensate for Optionee’s and the other executives’ loss of liquidity.
     10. No Contract. Nothing contained in this Agreement shall (a) confer upon Optionee any right to continue in service as a Director of the Company or any Subsidiary, or (b) limit or affect in any manner the right of the Company’s stockholders to elect or remove Directors.
     11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.
     12. Adjustments. The Board may make or provide for such substitution or adjustments in the number of Option Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby and/or such other equitable substitution or adjustments as the Board may determine to prevent dilution or enlargement of Optionee’s rights that otherwise would result from (a) any stock dividend, extraordinary cash-dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reclassification, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Such substitutions and adjustments may include, without limitation, canceling any and all Options in exchange for cash payments equal to the excess, if any, of the value of the consideration paid to a shareholder of an Option Share over the Option Price per share subject to such Option in connection with such an adjustment event.
     13. Relation to Other Benefits. Any economic or other benefit to Optionee under this Agreement shall not be taken into account in determining any benefits to which Optionee may be entitled under any plan maintained by the Company or any Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan, if any, covering Optionee.
     14. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Optionee under this Agreement without Optionee’s written consent.
     15. Severability. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     16. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option or its exercise.

     17. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee, and the successors and assigns of the Company.
     18. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof and all parties, including their successors and assigns, consent to the jurisdiction of the state and federal courts of Delaware.
     19. Prior Agreement. As of the Grant Date, this Agreement supersedes any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, or between either or both of the parties hereto and the Company, with respect to the stock option granted, including, without limitation, the stock option provisions of the Term Sheet. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.
     20. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to Optionee at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.
     21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has executed this Agreement, as of the day and year first above written.

HealthMarkets, Inc.
By:
Name:
Title:

Steven J. Shulman